U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 29, 2006

SULPHCO, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-32636	88-0224817
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

850 Spice Islands Drive, Sparks, NV 89431
(Address of principal executive offices)

(775)-829-1310
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously reported by SulphCo, Inc. on Form 8-K filed by it with the SEC on October 14, 2005, and May 2, 2006, SulphCo entered into a test agreement with Total France effective September 27, 2005, which by its terms was set to remain in effect until such period as was necessary to obtain data and results by Total France, and at the latest on April 30, 2006, which deadline was extended by mutual agreement to September 15, 2006, and could be further extended by mutual agreement.

On November 29, 2006, effective September 12, 2006, SulphCo entered into an amendment to the test agreement to extend the duration of the test agreement September 15, 2006, to March 15, 2007, at the latest, unless further extended by mutual written agreement of the parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SULPHCO, INC. (Registrant)

Date: November 29, 2006	/s/ Loren J. Kalmen
Loren J. Kalmen
Chief Financial Officer